UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

NEW AMERICA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138189
(Commission File Number)

N/A
(IRS Employer Identification No.)

5614C Burbank Road SE,
Calgary, Alberta, T2H 1Z4

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 1-800-508-6149

Atheron Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Items

On November 5, 2010, Atheron Inc.’s, (the “Company”, “we”, “our”) sole director approved a name change to New America Energy Corp. and a twenty-five (25) new for one (1) old forward stock split of the Company’s issued and outstanding shares of common stock, such that its issued and outstanding shares of common stock increased from 2,150,000 to 53,750,000. This forward split will not affect the number of the Company’s authorized common shares, which has been set at 75,000,000.

On November 16, 2010, the Nevada Secretary of State accepted for filing of a Certificate of Amendment, wherein we have effected an amendment to the Company’s Articles of Incorporation to change our name from Atheron Inc. to New America Energy.

The forward stock split and name change has become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 1, 2010 under the Company’s new symbol “NECA”. Our new CUSIP number is 641872106.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

/s/ Rick Walchuk
Rick Walchuk
President

Date: December 3, 2010